                                                                    EXHIBIT 10.3


                  AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT

     This AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT (the "Amendment"), is made and entered into as of December 15, 1998, by and among Merkert American Corporation (formerly known as Monroe, Inc.), a Delaware corporation ("Buyer"), Merkert Enterprises, Inc., a Massachusetts corporation (the "Company"), Eugene
F. Merkert and those individuals identified as Stockholders on the signature pages to this Amendment (each, individually a "Stockholder" and collectively the "Stockholders"). Capitalized terms used herein and not otherwise defined shall have the meaning provided in the Purchase Agreement, as hereinafter defined.

     WHEREAS, the parties hereto are parties to a Stock Purchase Agreement, dated as of May 20, 1998, as amended as of November 18, 1998 (as so amended, the "Purchase Agreement"); and

     WHEREAS, the parties hereto desire to amend the Purchase Agreement as provided herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1.   Amendment.  The Purchase Agreement is amended as set forth
                  ---------
below:

     (a) The second parenthetical in clause (c) of Section 1.2 of the Purchase Agreement which reads "(written notice of which must be provided to the Company and the Stockholders' Representative not less than ten (10) days prior to the Closing Date)," is deleted in its entirety and is replaced by the following:

          (written notice of which must be provided to the Company and the Stockholders' Representative no later than 9:00 a.m., Boston time, on the first (1st) business day after the date on which the IPO Price is agreed to by Buyer and the managing underwriter of the IPO),

     (b) Section 1.4 of the Purchase Agreement is amended to add a new paragraph to the end of such Section, which paragraph shall read in its entirety as follows:

               In the event that, after the Closing but in any event within one hundred fifty (150) days after the Closing, the IRS waives or reduces and refunds to the Company the failure to pay penalties with respect to the Settled Audits which are included in the Audit Amount (which penalties aggregate $397,524.36 assuming payment to the IRS in full with respect to the Settled Audits on December 18, 1998) (the "FTP Penalties"), Buyer agrees to pay to each Stockholder such Stockholder's Common Proportionate Share of the actual cash amount received by the Company from the IRS with respect to the FTP Penalties. Such payment, if any, will be paid to the Stockholders no later than
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          fifteen (15) days after the date on which the Company receives the refund of the FTP Penalties. Subject to the foregoing, such payment will be paid by wire transfer of immediately available funds to the accounts specified by each Stockholder prior to the Closing, or, if not so specified, by check. The Company will not take any action which would result in any such waiver, reduction or refund of the FTP Penalties being treated as other than a cash refund (including as a credit or reduction of other tax liabilities).

     (c) Section 1.4A of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          1998 Taxes.  As additional consideration for the transfer by the
          ----------
          Stockholders to Buyer of the Company Shares, Buyer agrees to pay to each Stockholder such Stockholder's Common Proportionate Share of the actual amount received by the Company, if any, as a refund with respect to the Company's federal income tax return for the Company's taxable year ended August 31, 1998 (collectively, the "Additional
                                                                 ----------
          Payments").  The Additional Payments, if any, shall be paid to the
          --------
          Stockholders no later than fifteen (15) days after the date on which the Company receives its final refund with respect to the Company's federal income tax return for the Company's taxable year ended August 31, 1998. Subject to the foregoing, the Additional Payments shall be paid by wire transfer of immediately available funds to the accounts specified by each Stockholder prior to the Closing, or, if not so specified, by certified check. If the Company takes any action after the Closing which would reduce the amount of the Additional Payments, the Additional Payments will not be so reduced but will be treated as if such action had not been taken.

               The Company shall have the right to prepare and file (or cause its accountants to prepare and file) prior to the Closing the Company's federal income tax return for its taxable year ended August 31, 1998. If the Company elects to prepare and file (or cause its accountants to prepare and file) such federal income tax return, the Company will also prepare and file (or cause its accountants to prepare and file) together with such federal income tax return (i) an election under Section 172(b)(3) of the Code to relinquish the entire carryback period with respect to the net operating loss for the Company's taxable year ended August 31, 1998 (the "1998 NOL") and (ii) an election under Section 172(f)(6) of the Code to have the carryback period with respect to the Company's taxable year ended August 31, 1998 determined without regard to Section 172(b)(1)(C) of the Code. Buyer shall have the right to review and discuss such federal income tax return and such elections with the Company prior to filing. The Company represents and warrants that since February 1, 1998 it has not filed IRS Form 1120X or Form 1139 or otherwise made a refund claim with respect to any taxable year or taken any action inconsistent with the

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          elections under Sections 172(b)(3) and 172(f)(6) of the Code required under this paragraph. The Company covenants and agrees that from and after the date hereof and through the Closing Date, it will not file IRS Form 1120X or Form 1139 or otherwise make a refund claim with respect to any taxable year or take any action inconsistent with the elections under Sections 172(b)(3) and 172(f)(6) of the Code required under this paragraph.

     (d) Section 1.9 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Indemnification Escrow.  On the Closing Date, Buyer shall deposit into
          ----------------------
          escrow (the "Indemnity Escrow") with the Escrow Agent (a) cash in the
                       ----------------
          aggregate amount of $3,891,161 (the "Cash Escrow Amount") and (b) a
                                               ------------------
          number of shares of Buyer Common Stock (rounded to the nearest whole share) equal to (i) $1,300,000 divided by (ii) the IPO Price (the

          "Escrowed Shares"), to be held, invested and distributed by the Escrow
          ----------------
          Agent in accordance with the terms of an indemnification escrow agreement in substantially the form attached hereto as Exhibit D (the
                                                                 ---------
          "Indemnification Escrow Agreement").  The cash portion of the Total
           --------------------------------
          Consideration otherwise payable to each Stockholder shall be reduced by such Stockholder's Common Proportionate Share of the Cash Escrow Amount. The number of shares of Buyer Common Stock to be delivered to each Stockholder at the Closing pursuant to Section 1.2 shall be reduced by such Stockholder's Common Proportionate Share of the number of Escrowed Shares. Notwithstanding the foregoing, the cash portion of the Total Consideration payable in respect of the Preferred Shares and the shares of Buyer Common Stock deliverable in respect of Preferred Shares shall not be reduced and shall not participate in the Indemnity Escrow.

     (e) Section 2.3(b) of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          The Stockholders own of record and, except for (i) the trust fund (the "ESOP Trust Fund") referred to in Article 2.17 of the Merkert
           ---------------
          Enterprises, Inc. Employee Stock Ownership Plan as amended and restated by the Ninth Amendment, effective as of January 1, 1997, as amended by the Tenth Amendment, effective as of September 1, 1997, (the "ESOP"), (ii) the Merkert Trust and (iii) the Eugene F. Merkert
                ----
          1991 Charitable Remainder Unitrust (the "Merkert CRUT"), beneficially, all of the issued and outstanding shares of capital stock of the Company as set forth on Exhibit A hereto.
                                  ---------

     (f) The parenthetical in Section 8.2(b) of the Purchase Agreement is deleted in its entirety and is replaced by the following:

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          (giving effect to the Schedules and, with respect to the
          representations and warranties contained in the first sentence of
          Section 2.6(a), the first sentence of Section 2.6(a)(ii), Section 2.11, the last sentence of Section 2.15 and Section 2.30(b), to the Closing Disclosure Supplement and any Company Disclosure Supplement)

     (g) Section 8.2(i) of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Employment and Non-Competition Agreements.  The existing Employment
          -----------------------------------------
          Agreements between each of Gerald R. Leonard, Glenn F. Gillam and Murray C. Rosen and the Company shall have been terminated, and each of Gerald R. Leonard, Glenn F. Gillam and Sidney D. Rogers, Jr. shall have executed and delivered to Buyer an Employment and Non-Competition Agreement in substantially the form of Exhibit H attached hereto.
                                                 ---------

     (h) The third sentence of Section 10.7 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          In determining Losses hereunder, due account shall be taken of all relevant factors, including, without limitation, the net present value of
     (i) any insurance proceeds (net of any negative tax effects) and (ii) any deduction, credit, amortization, exclusion from income or other tax benefit realized by the indemnified party on the account of any Loss; provided that
     (x) Buyer Indemnifiable Losses relating to the Audit Liabilities will not be reduced by any such tax benefit which results from any appeal, dispute or contest of the Settled Audits by Buyer or the Company and (y) Buyer Indemnifiable Losses will not be reduced for any reason as a result of the 1998 NOL or any use, application or benefit of the 1998 NOL.

     (i) Schedule 1.4 (Audit Amount) to the Purchase Agreement is deleted in its entirety and is replaced by Schedule 1.4 attached hereto.

     (j) Exhibit A (List of Stockholders) to the Purchase Agreement is deleted in its entirety and is replaced by Exhibit A attached hereto.

     (k) Exhibit B (Allocation of Total Consideration) to the Purchase Agreement is deleted in its entirety and is replaced by Exhibit B attached hereto.

     (l) Exhibit D (Form of Indemnification Escrow Agreement) to the Purchase Agreement is deleted in its entirety and is replaced by Exhibit D attached hereto.

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     Section 2.     Governing Law.  This Amendment shall be construed under and
                    -------------
governed by the internal laws of The Commonwealth of Massachusetts without regard to its conflict of laws provisions.

     Section 3.     Counterparts.  For the convenience of the parties, this
                    ------------
Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

                  [Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF the parties hereto have caused this Amendment to be executed as of the date set forth above by their duly authorized representatives.


                                    MERKERT AMERICAN CORPORATION


                                    By: /s/ James L. Monroe
                                       ---------------------------------
                                       James L. Monroe
                                       President


                                    MERKERT ENTERPRISES, INC.


                                    By: /s/ Gerald R. Leonard
                                       ---------------------------------
                                       Gerald R. Leonard
                                       Chief Executive Officer

                                      S-1
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     STOCKHOLDERS
     ------------



     /s/ Edward Cassorla
     -------------------
     Edward Cassorla
     40 Bristol Road
     West Newton, MA  02165


     /s/ Kenneth D. Chipman
     ----------------------
     Kenneth D. Chipman
     31 Robin Road
     Norfolk, MA 02056


     /s/ Robert Q.Crane
     ------------------
     Robert Q. Crane
     7 Mountview Road
     Wellesley Hills, MA 02181


     /s/ Manley J. Kiley, Jr.
     ------------------------
     Manley J. Kiley, Jr.
     269 Marshall Street
     Duxbury, MA 02332


     /s/ Gerald R. Leonard
     ---------------------
     Gerald R. Leonard
     339 Far Reach Road
     Westwood, MA 02090


     /s/ Eugene F. Merkert
     ---------------------
     Eugene F. Merkert
     2359 South Ocean Boulevard
     Highland Beach, FL 33487-1834


                                      S-2
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     EUGENE F. MERKERT 1984 REVOCABLE
     TRUST

     /s/ Eugene F. Merkert
     ----------------------------------
     Eugene F. Merkert, Trustee

     /s/ Robert Q. Crane
     ----------------------------------
     Robert Q. Crane, Trustee

     /s/ Tuyet Payne
     ----------------------------------
     Tuyet Payne, Trustee


     EUGENE F. MERKERT 1991 CHARITABLE
     REMAINDER UNITRUST

     /s/ Eugene F. Merkert
     ----------------------------------
     Eugene F. Merkert, Trustee

     /s/ Robert Q. Crane
     ----------------------------------
     Robert Q. Crane, Trustee


     MERKERT ENTERPRISES, INC.
     EMPLOYEE STOCK OWNERSHIP TRUST

     /s/ James A. Schlindwein
     ----------------------------------
     James A. Schlindwein, as Trustee and not individually
     500 Turnpike Street
     Canton, MA     02021


     /s/ Sidney D. Rogers, Jr.
     ----------------------------------
     Sidney D. Rogers, Jr.
     11 Day Street
     Norfolk, MA 02056


     /s/ Murray C. Rosen
     ----------------------------------
     Murray C. Rosen
     11 Fairview Drive
     N. Caldwell, NJ 07006

                                      S-3